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                                                                  EXHIBIT (99)-3




                       [Alex Sheshunoff & Co. Letterhead]


               CONSENT OF ALEX SHESHUNOFF & CO. INVESTMENT BANKING


We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of Superior Bancorp of our opinion, dated March 3, 2006, and to use of our name and the description of our opinion, with respect to the merger of Superior Bancorp and Kensington Bancshares, Inc. included in the Registration Statement on Form S-4 (Reg. No. 333-135684) of Superior Bancorp and to the inclusion of such opinion as Appendix D to the Registration Statement. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                                    ALEX SHESHUNOFF & CO.
                                                     INVESTMENT BANKING

                                                   /s/ ALEX SHESHUNOFF & CO.
                                                     INVESTMENT BANKING, L.P.


AUSTIN, TX
July 21, 2006